Registration No. 333-______

                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                             AYDIN CORPORATION
          (Exact name of issuer as specified in its charter)

        Delaware                                  23-1686808
  (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)             Identification No.)

  700 Dresher Road
  Horsham, PA                                       19044
  (Address of Principal Executive Offices)        (Zip Code)

                       1996 Equity Incentive Plan
                                  and
                           Stock Bonus Plan
                       __________________________
                        (Full title of the plan)

                      Robert A. Clancy, Secretary
                           AYDIN CORPORATION
                           700 Dresher Road
                           Horsham, PA 19044
                             215-657-7510
   (Name and address and telephone number of agent for service)
                   ________________________________
                               Copy to:
                       John W. Kauffman, Esquire
                       Duane, Morris & Heckscher
                           One Liberty Place
                      Philadelphia, PA 19103-7396
                             215-979-1000

                    CALCULATION OF REGISTRATION FEE

  Title of       Amount           Proposed     Proposed
Amount of
  securities to  to be            maximum      maximum
registration
  be registered  registered(1)    offering     aggregate
fee (2)
                                  price per    offering
                                  share (2)    price (2)
  Common Stock   1,000,000 shares $10.56       $10,560,000.00
$3,200.00
  $1 par value

  (1) The registration statement also covers an indeterminable additional number of shares as may become issuable pursuant to the anti-dilution provisions of the options.

  (2) For the Equity Incentive Plan, calculated at an average option price of $10.32 per share for 385,500 shares at which options already granted may be exercised, pursuant to paragraph (h) of Rule 457, and for the remaining 114,500 option shares, estimated solely for purposes of calculating the registration fee pursuant to paragraph
       (c) of Rule 457, based upon the average of the high and low prices as reported by the New York Stock Exchange, Inc. on July 9, 1997, of $12.1875 per share. For the Stock Bonus Plan, estimated solely for purposes of calculating the registration fee pursuant to paragraph
       (c) of Rule 457, based upon 85% (the offering price) of the average high and low prices as reported by the New York Stock Exchange, Inc. on July 9, 1997 of $12.1875 per share.

                                  PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the
  Section 10(a) prospectus under the Securities Act of 1993
  (the "Securities Act") by reference:

    (a) Aydin Corporation's ("Aydin" or the "Company") annual report on Form 10-K for the year ended December 31, 1996 filed March 31, 1997, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed, and the notes to the financial statements with information as to stock options, including the amounts outstanding, their average exercise price, and range of expiration dates.

    (b)  All other reports filed by the Company pursuant to
  Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

    (c) The Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the annual meeting of its stockholders held on April 25, 1997.

    (d) The Company's Registration Statement, File No. 1-7203 as amended, filed under Section (12(b) of the Exchange Act, containing a description of the Common Stock of the Company, including any amendments or reports filed for the purpose of updating such description.

       All reports and other documents filed by the Company after the filing hereof pursuant to Sections 13, 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Item 4. DESCRIPTION OF SECURITIES.
       Not Applicable.

  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
       Not Applicable.

  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
       The Company's By-Laws provide indemnification for directors, officers or employees from any loss, cost, liability and expense that may be imposed upon or incurred by them in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which they may become involved by reason of their being or having been a director, officer or employee of the Company. No such director, officer or employee shall be entitled to claim such indemnity (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission (a) otherwise than in good faith in what he considered to be the best interest of the Company, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless
    (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above and the said loss, cost, liability or expense may properly be borne by the Company. A conviction or judgment in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall render, substantially concurrently with such conviction or judgment, a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interest of the Company or was not without reasonable cause to believe that such act or omission was proper and legal.

       The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase that is illegal under the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
       Not Applicable.

  Item 8. EXHIBITS.
       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

  Item 9. UNDERTAKINGS.
       The Company hereby undertakes:
    (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.
    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the resistrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on this 11th day of July, 1997.

                        AYDIN CORPORATION


                        By: /s/ Robert A. Clancy
                            Robert A. Clancy, Secretary

      Pursuant to the requirements of the Securities Exchange
  Act of 1934, this regisration statement has been signed below by the following persons in the capacities and on the date indicated.


  /s/ I. Gary Bard                    Dated: July 11, 1997
  I. Gary Bard
  Chairman of the Board of Directors,
  President and Chief Executive Officer


  /s/ John F. Vanderslice             Dated: July 11, 1997
  John F. Vanderslice
  Executive Vice President and Director


  /s/ James R. Henderson              Dated: July 11, 1997
  James R. Henderson
  Vice President, Treasurer
  Chief Financial Officer

  /s/ Herbert Welber                  Dated: July 11, 1997
  Herbert Welber
  Controller and Assistant Treasurer
  Principal Accounting Officer

  /s/ Nev A. Gokcen                   Dated: July 11, 1997
  Nev A. Gokcen
  Director

  /s/ Gary Mozenter                   Dated: July 11, 1997
  Gary Mozenter
  Director

  /s/ Harry D. Train, II              Dated: July 11, 1997
  Harry D. Train, II
  Director

                      Form S-8 Registration Statement

                             EXHIBIT INDEX

  Exhibit                   Description
  No.                       of Exhibit

  4.1    1996 Equity Incentive Plan, as amended (filed as
         Exhibit No. 10.6 to Registrant's Annual Report on
           Form    10-K for the year ended December 31, 1996 and
           incorporated herein by reference).

  4.2    Form of Incentive Stock Option Agreement issued under
           the     1996 Equity Incentive Plan.

  4.3 Form of Non-Qualified Stock Option Agreement issued under the 1996 Equity Incentive Plan.

  4.4    Stock Bonus Plan

  5           Opinion and Consent of Duane, Morris & Heckscher,
         Counsel to the Registrant with Respect to the Securities being registered.

  23.1   Consent of Independent Auditors, Grant Thornton LLP

  23.2 Consent of Duane, Morris & Heckscher is contained in their Opinion filed as Exhibit 5.

                                                  Exhibit 4.2

         INCENTIVE STOCK OPTION AGREEMENT NO. 96-_______
                      ISSUED UNDER THE
                      AYDIN CORPORATION
                  1996 EQUITY INCENTIVE PLAN

   THIS AGREEMENT (the "Agreement"), dated ____________, is made by and between Aydin Corporation, a Delaware corporation
  (hereinafter referred to as the "Company"), and _____________, an employee of the Company (the "Employee").

   WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its common stock, par value
  $1.00 per share (the "Common Stock"); and

   WHEREAS, the Company wishes to carry out the Aydin
  Corporation 1996 Equity Incentive Plan (the "Plan"), the terms of which are incorporated herein by this reference and made a part of this Agreement; and

   WHEREAS, the Board of Directors of the Company (the "Committee") has determined that it would be to the advantage and best interest of the Company and its stockholders to grant to the Employee the stock option provided for herein as an inducement to remain in the service of the Company, and as an incentive for increased efforts during such service and has advised the Company thereof and instructed the undersigned officers to issue said option;

   NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                               ARTICLE I

                              DEFINITIONS

   Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

  Section 1.1 - Employee

    Employee shall mean directors, officers and other key employees of the Company and its Subsidiaries.

  Section 1.2 - Code

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

  Section 1.3 - Option

   "Option" shall mean the option to purchase Common Stock granted under this Agreement.

  Section 1.4 - Plan

   "Plan" shall mean the Aydin Corporation 1996 Equity
  Incentive Plan, as amended from time to time.

  Section 1.5 - Secretary

   "Secretary" shall mean the Secretary of the Company.

  Section 1.6 - Subsidiary

   "Subsidiary" shall have the same meaning as defined in
  Section 425 of the Code.

  Section 1.7 - Termination of Employment

   "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, lay-off, death or retirement. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment.

                               ARTICLE II

                            GRANT OF OPTION

  Section 2.1 - Grant of Option

   (a) In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiary, and for other good and valuable consideration, on the date hereof the Company grants to the Employee the Option to purchase any part or all of an aggregate of _______ shares of Common Stock upon the terms and conditions set forth in this Agreement and the Plan.

   (b) This Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. To the extent permitted under Section 422 of the Code, this Option is intended to qualify as an incentive stock option. In order to qualify as an incentive stock option, this Option shall not have an aggregate fair market value, determined at the time it is granted, of Common Stock with respect to which the Option is exercisable for the first time by the Employee during any calendar year under the Plan and any other employee stock option plan of the Company or Subsidiary thereof ("Other Plans"), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"). If the aggregate fair market value determined on the grant date with respect to all incentive stock options previously granted under the Plan and under the Other Plans ("Prior Grants") and any incentive stock options under this Agreement (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, the Option shall be exercisable as follows:

         (i) The portion of the Current Grant exercisable for the first time by the Employee during any calendar year which would be, when added to any portion of any Prior Grants exercisable for the first time by the Employee during any such calendar year with respect to Common Stock which would have an aggregate fair market value determined at the time of each such grant, in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Employee in the first subsequent calendar year or years in which it would be exercisable for the first time by the Employee when added to all Prior Grants without exceeding the $100,000 Limit; and

         (ii) If, viewed as of the date of the Current Grant, any portion of the Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate non-qualified stock option at such date or dates as are provided in the Current Grant.

  Section 2.2 - Purchase Price

   The purchase price of the shares of Common Stock covered by the Option shall be ___________ per share without commission or other charge.

  Section 2.3 - Adjustments in Option - Acceleration of
  Exercisability

   (a) Changes in Capitalization. The number of shares of Common Stock covered by the Option and the price per share of Common Stock covered by the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Commit-tee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

   (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Committee and give the Employee the right to exercise the Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

   (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing the Option to be assumed or an equivalent option to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that the Employee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that the Option shall terminate at a date fixed by the Committee provided that the Employee is given notice and opportunity to exercise the Option prior to such date.

                              ARTICLE III
                       EXERCISABILITY OF OPTIONS

  Section 3.1 - Commencement of Exercisability

   (a) The Option is not exercisable in whole or in part during the first year after the date of its grant.
  Thereafter, subject to Section 2.3 hereof, the Option shall become exercisable in four cumulative annual installments as follows:

         (i)  The first installment of ________________ shares
  covered by the Option shall become exercisable on
  ___________________.

         (ii) The second installment of  ____________________
  the shares covered by the Option shall become exercisable on
  _________________.

         (iii)     The third installment of
  __________________ of the shares covered by the Option shall become exercisable _________________.

         (iv) The fourth installment of ____________________ of the shares covered by the Option shall become exercisable on _______________.

   The foregoing rights are cumulative and while the Employee continues to be employed by the Company, may be exercised up to and including the expiration date set forth in Section
  3.3(a) hereof.

   (b) If the Option has not become exercisable at Termination of Employment, it shall not thereafter become exercisable.

  Section 3.2 - Duration of Exercisability

   Once the Option becomes exercisable it shall remain exercisable until it expires as provided in Section 3.3 hereof.

  Section 3.3 - Expiration of Option

   (a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

         (i) The expiration of five years from the date the Option was granted; or

         (ii) The expiration of 30 days from the date of the Employee's Termination of Employment unless such Termination of Employment results from the Employee's death, the Employee's lay-off or the Employee's disability within the meaning of Section 72(m)(7) of the Code; or

         (iii) The expiration of three months from the date of the Employee's Termination of Employment by reason of the Employee's lay-off; or

         (iv) The expiration of one year from the date of the Employee's Termination of Employment by reason of the Employee's death or disability (within the meaning of Section
  72(m)(7) of the Code).

    (b) Notwithstanding the foregoing, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, extend the period for the exercise of the Option as set forth in Section 3.3(a)(ii) or (iii) or (iv) hereof, whichever may be applicable, but not beyond the expiration date of the Option as set forth in Section 3.3(a)(i) hereof.

                               ARTICLE IV
                           EXERCISE OF OPTION

  Section 4.1 - Person Eligible to Exercise
    During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the Employee's personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

  Section 4.2 - Partial Exercise
    Any exercisable portion of the Option or the entire
  Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires under Section 3.3 hereof; provided, however, that each partial exercise shall be for whole shares only.

  Section 4.3 - Manner of Exercise
    The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion expires under Section 3.3 hereof:

    (a) Notice in writing signed by the Employee or other person then entitled to exercise the Option or any portion thereof, stating that the entire Option or a specific portion thereof is thereby exercised, and identifying the Option by the Stock Option Agreement number;

    (b) Full payment in cash, Common Stock of the Company (valued at the mean of the high and low prices on the New York Stock Exchange on the trading day immediately preceding the date of exercise) or a combination thereof, as the Committee may determine in its sole discretion, for the shares with respect to which such Option or portion thereof is exercised; and

    (c) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

  Section 4.4 - Issuance of Stock
    The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and non-assessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

    (a)  The admission of such shares to listing on the New
  York Stock Exchange on which such class of stock is then listed;

    (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange
  Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

    (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

    (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

  Section 4.5 - Termination of Employment for Misconduct
    If the employment of the Employee is terminated for fraud, embezzlement, theft, commission of a felony or dishonest conduct or is found to have disclosed confidential information of the Company or any Subsidiary, the Employee shall forfeit all unexercised Options and all exercised Options as to which the Company has not yet delivered the certificates. In making such determination, the Committee shall act fairly and in utmost good faith and shall give full consideration of the facts presented on behalf of both the Company and the Employee.

                               ARTICLE V
                             MISCELLANEOUS

  Section 5.1 - Administration
    The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Option.

  Section 5.2 - Options not Transferable
    Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this
  Section 5.2 shall not prevent transfer by will or by the applicable laws of descent and distribution.

  Section 5.3 - Withholding
    All amounts which, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company. Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

  Section 5.4 - No Right of Continued Service
    Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee.

  Section 5.5 - Shares to be Reserved
    The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

  Section 5.6 - Notices
    Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to the Employee at the address shown in the Company's personnel files. By a notice given pursuant to this
  Section 5.6, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of the representative's status and address by written notice under this Section 5.6. Any notice shall have been deemed duly given when delivered in person, deposited in first class United States mail, postage prepaid, or sent by overnight courier.

  Section 5.7 - Titles
    Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement.

  Section 5.8 - Notification of Disposition
    With respect to shares acquired through the exercise of any incentive stock option, the Employee shall give prompt notice to the Company of any disposition or other transfer of such shares if such disposition or transfer is made (a) within two years from the date of granting the Option with respect to such shares or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Employee in such disposition or other transfer.

  Section 5.9 - Governing Law
    This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

    IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed and the Employee acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

  Attest:                         AYDIN CORPORATION


  _____________________  By: __________________________
       Secretary
                         Title: _______________________
  (SEAL)

                         _____________________________(SEAL)
                             Employee Signature
                         _____________________________
                          Employee Name (Please Print)

                         Employee's Taxpayer
                         Identification Number: ___________

                                                  Exhibit 4.3

      NON-QUALIFIED STOCK OPTION AGREEMENT NO. 96-______
                    ISSUED UNDER THE
                 AYDIN CORPORATION
              1996 EQUITY INCENTIVE PLAN

      THIS AGREEMENT (the "Agreement"), dated ____________, is made by and between Aydin Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and ________________, an employee of the Company (the "Employee").

      WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its common stock, par value
  $1.00 per share (the "Common Stock"); and

      WHEREAS, the Company wishes to carry out the Aydin
  Corporation 1996 Equity Incentive Plan (the "Plan"), the terms of which are incorporated herein by this reference and made a part of this Agreement; and

      WHEREAS, the Board of Directors of the Company (the "Committee") has determined that it would be to the advantage and best interest of the Company and its stockholders to grant to the Employee the stock option provided for herein as an inducement to remain in the service of the Company, and as an incentive for increased efforts during such service and has advised the Company thereof and instructed the undersigned officers to issue said option;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                               ARTICLE I
                              DEFINITIONS

      Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

  Section 1.1 - Employee

       Employee shall mean directors, officers and other key employees of the Company and its Subsidiaries.

  Section 1.2 - Code

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

  Section 1.3 - Option

      "Option" shall mean the option to purchase Common Stock granted under this Agreement.

  Section 1.4 - Plan

      "Plan" shall mean the Aydin Corporation 1996 Equity
  Incentive Plan, as amended from time to time.

  Section 1.5 - Secretary

      "Secretary" shall mean the Secretary of the Company.

  Section 1.6 - Subsidiary

      "Subsidiary" shall have the same meaning as defined in
  Section 425 of the Code.

  Section 1.7 - Termination of Employment

      "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, lay-off, death or retirement. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment.

                               ARTICLE II
                            GRANT OF OPTION

  Section 2.1 - Grant of Option

      (a) In consideration of the Employee's agreement to remain in the employ of the Company or its Subsidiary, and for other good and valuable consideration, on the date hereof the Company grants to the Employee the Option to purchase any part or all of an aggregate of _______ shares of Common Stock upon the terms and conditions set forth in this Agreement and the Plan.

      (b) This Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company.

         (c) The Option granted hereunder is not intended to qualify as an incentive stock option under Section 422 of the Code.

  Section 2.2 - Purchase Price

      The purchase price of the shares of Common Stock covered by the Option shall be ________ per share without commission or other charge.

  Section 2.3 - Adjustments in Option - Acceleration of
  Exercisability

      (a) Changes in Capitalization. The number of shares of Common Stock covered by the Option and the price per share of Common Stock covered by the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Commit-tee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the Option shall terminate as of a date fixed by the Committee and give the Employee the right to exercise the Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

      (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing the Option to be assumed or an equivalent option to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that the Employee shall have the right to exercise the Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that the Option shall terminate at a date fixed by the Committee provided that the Employee is given notice and opportunity to exercise the Option prior to such date.

                              ARTICLE III
                       EXERCISABILITY OF OPTIONS

  Section 3.1 - Commencement of Exercisability

      (a) The Option is not exercisable in whole or in part during the first year after the date of its grant.
  Thereafter, subject to Section 2.3 hereof, the Option shall become exercisable in four cumulative annual installments as follows:

          (i) The first installment of _________________
  shares covered by the Option shall become exercisable on
  __________________.

     (ii) The second installment of ____________________ of the shares covered by the Option shall become exercisable on ________________.

    (iii)    The third installment of ___________________ of
  the shares covered by the Option shall become exercisable
  _________________.

     (iv) The fourth installment of _____________________ of the shares covered by the Option shall become exercisable on __________________.

   The foregoing rights are cumulative and while the Employee continues to be employed by the Company, may be exercised up to and including the expiration date set forth in
  Section 3.3(a) hereof.

   (b) If the Option has not become exercisable at Termination of Employment, it shall not thereafter become exercisable.

  Section 3.2 - Duration of Exercisability
   Once the Option becomes exercisable it shall remain exercisable until it expires as provided in Section 3.3 hereof.

  Section 3.3 - Expiration of Option
   (a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

      (i) The expiration of five years from the date the Option was granted; or

     (ii) The expiration of 30 days from the date of the Employee's Termination of Employment unless such Termination of Employment results from the Employee's death, the Employee's lay-off or the Employee's disability within the meaning of Section 72(m)(7) of the Code; or

    (iii) The expiration of three months from the date of the Employee's Termination of Employment by reason of the Employee's lay-off; or

     (iv) The expiration of one year from the date of the Employee's Termination of Employment by reason of the Employee's death or disability (within the meaning of Section
  72(m)(7) of the Code).

   (b) Notwithstanding the foregoing, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, extend the period for the exercise of the Option as set forth in Section 3.3(a)(ii) or (iii) or (iv) hereof, whichever may be applicable, but not beyond the expiration date of the Option as set forth in Section 3.3(a)(i) hereof.

                               ARTICLE IV
                           EXERCISE OF OPTION

  Section 4.1 - Person Eligible to Exercise
   During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the Employee's personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

  Section 4.2 - Partial Exercise
   Any exercisable portion of the Option or the entire
  Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires under Section 3.3 hereof; provided, however, that each partial exercise shall be for whole shares only.

  Section 4.3 - Manner of Exercise
   The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion expires under Section 3.3 hereof:

   (a) Notice in writing signed by the Employee or other person then entitled to exercise the Option or any portion thereof, stating that the entire Option or a specific portion thereof is thereby exercised, and identifying the Option by the Stock Option Agreement number;

   (b) Full payment in cash, Common Stock of the Company (valued at the mean of the high and low prices on the New York Stock Exchange on the trading day immediately preceding the date of exercise) or a combination thereof, as the Committee may determine in its sole discretion, for the shares with respect to which such Option or portion thereof is exercised; and

   (c) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

  Section 4.4 - Issuance of Stock
   The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

   (a)  The admission of such shares to listing on the New
  York Stock Exchange on which such class of stock is then listed;

   (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange
  Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

   (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

   (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

  Section 4.5 - Termination of Employment for Misconduct
   If the employment of the Employee is terminated for fraud, embezzlement, theft, commission of a felony or dishonest conduct or is found to have disclosed confidential information of the Company or any Subsidiary, the Employee shall forfeit all unexercised Options and all exercised Options as to which the Company has not yet delivered the certificates. In making such determination, the Committee shall act fairly and in utmost good faith and shall give full consideration of the facts presented on behalf of both the Company and the Employee.

                               ARTICLE V
                             MISCELLANEOUS

  Section 5.1 - Administration
   The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Option.

  Section 5.2 - Options not Transferable
   Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this
  Section 5.2 shall not prevent transfer by will or by the applicable laws of descent and distribution.

  Section 5.3 - Withholding
   All amounts which, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company. Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

  Section 5.4 - No Right of Continued Service
   Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee.

  Section 5.5 - Shares to be Reserved
   The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

  Section 5.6 - Notices
   Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to the Employee at the address shown in the Company's personnel files. By a notice given pursuant to this
  Section 5.6, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of the representative's status and address by written notice under this Section 5.6. Any notice shall have been deemed duly given when delivered in person, deposited in first class United States mail, postage prepaid, or sent by overnight courier.

  Section 5.7 - Titles
   Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement.

  Section 5.8 - Notification of Disposition
   With respect to shares acquired through the exercise of any incentive stock option, the Employee shall give prompt notice to the Company of any disposition or other transfer of such shares if such disposition or transfer is made (a) within two years from the date of granting the Option with respect to such shares or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Employee in such disposition or other transfer.

  Section 5.9 - Governing Law
   This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

   IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed and the Employee acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

  Attest:                         AYDIN CORPORATION


  _____________________  By: __________________________
       Secretary
                         Title: _______________________
  (SEAL)

                         _____________________________(SEAL)
                             Employee Signature
                         _____________________________
                          Employee Name (Please Print)

                         Employee's Taxpayer
                         Identification Number: ___________

                                                  Exhibit 4.4

                           AYDIN CORPORATION
                            STOCK BONUS PLAN

   1. Purpose. The purpose of this Stock Bonus Plan is to provide additional incentive and reward to officers and other key management employees who contribute materially to the success and growth of Aydin Corporation (the "Company") by their creativity, ability, industry and loyalty and to provide a means to encourage stock ownership and proprietary interest in the Company by such officers and key management employees.

   2. Administration. This Plan shall be administered by the Company's Board of Directors (the "Board"). It shall be the duty of the Board to conduct the general administration of this Plan in accordance with its provisions. The Board shall have the power to interpret this Plan and to adopt the rules for the administration, interpretation and the application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Board. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Plan Participants (as hereinafter defined) and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Board shall be protected by the Company with respect to any such action, determination or interpretation.

   3. Plan Participants. The Board shall possess the exclusive right to name the officers and other key management members who shall be designated as "Plan Participants" for purposes of this Plan. The Board may delegate the right to name "Plan Participants" to any person or committee whom it shall designate. Neither the adoption of this Plan nor the selection of any Plan Participant for participation in this Plan shall give a Plan Participant any right to be retained in the employ of the Company, and the right and power of the Company to dismiss or discharge any Plan Participant is specifically reserved. No Plan Participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in this Plan or any bonus hereunder, unless and until there has been compliance with all of the terms and conditions of this Plan and rules of the Board that affect the Plan Participant.

   4. Amount of Bonus. The Board shall have the sole discretion to determine the dollar amount of any bonus to be awarded under this Plan. Recommendations for bonus awards shall be made to the Board pursuant to such procedures as may from time to time be prescribed by the Board.

   5.   Form of Bonus; Election of Plan Participant.  The
  Plan Participant shall have the election to be paid the full amount of the bonus awarded to such Plan Participant either
  (i) in cash or (ii) in shares of the Company's $1.00 par value Common Stock ("Common Stock") or a combination of cash and Common Stock. If the Plan Participant elects to be paid the full amount or any portion of the bonus award in shares of Common Stock, the number of shares to which the Plan Participant shall be entitled shall be determined by dividing
  (x) the dollar amount of the bonus award, or portion thereof, as the case may be, for which shares of Common Stock are to be
  issued by (y) the Discounted Market Value.   For purposes of
  this Plan, "Discounted Market Value" shall be equal to 85% of the average of the per share closing prices of the Common Stock on the New York Stock Exchange on the 20 trading days immediately preceding the date that the Board determines the dollar amount of the bonus award for the Plan Participant.

        (a) The Board shall promptly notify each Plan Participant of (i) the dollar amount of the bonus award; (ii) the Discounted Market Value per share of the Company's Common Stock; (iii) the maximum number of shares to which the Plan Participant is entitled if the Plan Participant elects to be paid the bonus award in shares of Common Stock; and (iv) the date by which the Plan Participant's written election to be paid the bonus in stock is required to be sent to the Company.

        (b) The Plan Participant shall make the election to be paid the bonus award within 15 days following the date of the notice provided to the Plan Participant in accordance with the provisions of paragraph 5(a) hereof. Such election shall be made in writing to the Secretary of the Company. If no election is made by the expiration of such period, the bonus award shall be paid to the Plan Participant in cash.

   6.   Supplemental Cash Tax Gross-Up Bonus.
  Contemporaneous with the transfer of any bonus shares and subject to the limitation hereinafter set forth, the Board, in its sole discretion, may determine to pay to any Plan Participant to whom bonus shares have been awarded a supplemental cash bonus. Such supplemental cash bonus shall in no event be greater than an amount equal to (i) the product of the total fair market value of the shares received in any calendar year and the highest marginal income tax rate, (ii) divided by one minus the highest marginal income tax rate.
  For this purpose, the term "highest marginal income tax rate" of any Plan Participant shall mean the sum of the highest marginal combined state and federal personal income tax rates (including any surtax rate as well as the Medicare health insurance tax rate imposed on employees under the Federal Insurance Contributions Act) applicable to such Plan Participant, as in effect for the calendar year in which the bonus is paid. In accordance with Section 8 hereof, the Company shall withhold and remit from the tax gross-up bonus all required tax withholdings with respect to the bonus shares and the tax gross-up bonus itself. Notwithstanding the foregoing, a tax gross-up bonus shall not be paid to a Plan Participant to the extent that the payment of such bonus would cause the Plan Participant's total compensation received from the Company to exceed the range of reasonable compensation, as determined by an independent consultant retained by the Board.

   7. Common Stock Available for Bonuses. The shares to be awarded under this Plan shall be made available from authorized and unissued shares or from the Company's treasury shares. The total number of shares that may be awarded under this Plan may not exceed 500,000 shares.

   8. Withholding. All bonus awards of shares or cash, or combination thereof made to a Plan Participant under this Plan shall be net of whatever amount is sufficient to satisfy federal, state and local tax withholding requirements or if that is not possible, the Plan Participant shall otherwise provide for the satisfaction of such tax withholding requirements as a condition to the payment of any bonus award under this Plan.

        a. In the event that a Plan Participant fails to satisfy the withholding and employment tax obligations arising in connection with a transfer of shares awarded under this Plan when requested by the Board, the Board may, pursuant to such rules as the Board may establish, reduce the number of shares to be transferred to the Plan Participant by such number of shares as the Board may deem appropriate in its sole discretion to satisfy such withholding and employment tax obligations or make such other arrangements as it deems satisfactory.

        b. Notwithstanding any other provision of this Plan, the Board may impose such additional conditions on the payment of any withholding or employment tax obligations as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor provision) promulgated by the Securities and Exchange Commission.

   9. Fringe Benefits. By acceptance of any bonus under this Plan, each Plan Participant acknowledges that such bonus represents supplemental incentive compensation and that such bonus shall not be treated as base salary or other compensation for the purpose of the calculation of retirement benefits, life insurance or other fringe benefits provided by the Company, unless a written plan provision specifically provides to the contrary.

        10. Expenses. All expenses and costs in connection with the administration of this Plan shall be borne by the Company, and no part shall be charged to the Plan Participants.

        11. Amendment. The Board may discontinue or terminate this Plan in whole or in part at any time, or the Board may from time to time change or amend the Plan in such respects as the Board may deem advisable, in its sole discretion. The fact that a director is or had been designated as a Plan Participant under this Plan shall not disqualify him from voting as a director for or against the Plan or for or against any change or amendment thereto.

        12. Termination. The Plan shall automatically terminate on the earliest of (A) December 31, 2007, (B) the date when all of the shares available for bonuses hereunder have been awarded or (C) any earlier date as the Board may determine in its sole discretion.

        13. Securities and Other Laws. No shares shall be transferred pursuant to this Plan unless and until all then applicable requirements imposed by federal and state securities laws and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the shares may be listed have been fully met.

        14. Notices. Any notice required or permitted hereunder shall be sufficiently given only if sent by first class mail, postage prepaid, or by a nationally recognized overnight delivery service, charges prepaid, addressed to the Company at its principal offices in Horsham, Pennsylvania and to the Plan Participant at the address on file with the Company on the date any bonus award is made hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

        15. Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect, as if the invalid or void provision had not been included in the Plan.

        16. Additional Terms. The Board may impose such additional terms and conditions upon the award of bonuses under this Plan as the Board may determine, in its sole discretion, at the time it authorizes such awards.

        17.  Effective Date.  This Plan shall be effective on
  March 19, 1997, subject to Stockholder approval.

                                                     Exhibit 5
                      DUANE, MORRIS & HECKSCHER LLP

                             ATTONEYS AT LAW

                            ONE LIBERTY PLACE
                       PHILADELPHIA, PA 19103-7396
                             (215) 979-1000

                                    FAX
                              (215) 979-1020


                          July 14, 1997

  Aydin Corporation
  700 Dresher Road
  P.O. Box 349
  Horsham, PA 19044

        Re:  Aydin Corporation
             Form S-8 Registration Statement

  Gentlemen:

        As outside counsel for Aydin Corporation (the "Company"), a Delaware corporation, we have reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, of which 500,000 Shares are available for issuance pursuant to the Company's 1996 Equity Incentive Plan and 500,000 Shares are available for issuance pursuant to the Company's Stock Bonus Plan (collectively, the "Plans").

        We have examined copies of the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

        Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms of the respective Plans and the options and awards granted thereunder, will be duly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion in the Registration Statement.

                             Sincerely,

                             /s/ DUANE, MORRIS & HECKSCHER LLP


  JWK:cxv

                                                  Exhibit 23.1

      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our reports dated March 7, 1997 accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Aydin Corporation and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Aydin Corporation on Form S-8, to be filed on July 14,1997.

                                 /s/ Grant Thornton LLP

                                 GRANT THORNTON LLP
                                 Philadelphia, Pennsylvania
                                 July 10, 1997